Exhibit 99.1

DOLLAR TREE, INC. TO PRESENT AT RAYMOND JAMES
36th ANNUAL INSTITUTIONAL INVESTORS CONFERENCE

CHESAPEAKE, Va. - February 23, 2015 - Dollar Tree, Inc. (NASDAQ: DLTR), North America’s leading operator of discount variety stores selling everything for $1 or less, today announced its participation in the Raymond James 36th Annual Institutional Investors Conference on March 2, 2015. Bob Sasser, Chief Executive Officer, Kevin Wampler, Chief Financial Officer, and Randy Guiler, Vice President - Investor Relations, will attend this conference.
The Company's 30-minute presentation will begin at 8:05 a.m. EST on March 2, 2015. A webcast of the presentation will be available on the Company's website at http://www.dollartreeinfo.com/investors/news/events/, and an archive of the webcast will be accessible for seven days.
Dollar Tree, a Fortune 500 Company, operated 5,282 stores across 48 states and five Canadian provinces as of November 1, 2014. Stores operate under the brands of Dollar Tree, Dollar Tree Canada, and Deals. To learn more about the Company, visit www.DollarTree.com.

CONTACT:
Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations www.DollarTree.com